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                                                                EXHIBIT 1.01 (b)


                                                                         ANNEX I

                                PRICING AGREEMENT

Banc of America Securities LLC
BNY Capital Markets, Inc.
As Representatives of the Underwriters
named in Schedule I hereto

c/o Banc of America Securities LLC
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255

                                                                     May 1, 2002


Ladies and Gentlemen:

        Southwest Gas Corporation, a California corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 1, 2002 (the "Underwriting Agreement"), between the Company on the one hand and Banc of America Securities LLC and BNY Capital Markets, Inc., as representatives of the underwriters named in Schedule I hereto (the "Underwriters") on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless


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otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.


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        An amendment to the Registration Statement, or a supplement to the
Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

        Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

        If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                   Very truly yours,


                                   Southwest Gas Corporation

                                   By:  /s/ Jeffrey W. Shaw
                                      ------------------------------------------
                                       Name:  Jeffrey W. Shaw
                                       Title: Senior Vice-President/Finance and
                                              Treasurer

Accepted as of the date hereof:

Banc of America Securities LLC
BNY Capital Markets, Inc.
As Representatives of the Underwriters
named in Schedule I hereto


By:   Banc of America Securities LLC
      (On behalf of the Representatives)


By: /s/ Lily Chang
   ---------------------------------------
      Name: Lily Chang
      Title: Principal


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

                                   SCHEDULE I

                                                                          Principal
                                                                          Amount of
                                                                          Designated
                                                                          Securities
                                                                            to be
         Underwriter                                                      Purchased
         -----------                                                     -----------
Banc of America Securities LLC........................................   $ 90,000,000
BNY Capital Markets, Inc..............................................     60,000,000
Banc One Capital Markets, Inc.........................................     30,000,000
Tokyo-Mitsubishi Capital (USA), Inc...................................     12,000,000
Fleet Securities, Inc.................................................      8,000,000
                                                                         ------------
        Total.........................................................   $200,000,000
                                                                         ============


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

                                   SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

        7.625% Senior Unsecured Notes due 2012

AGGREGATE PRINCIPAL AMOUNT:

        $200,000,000

PRICE TO PUBLIC:

        99.624% of the principal amount of the Designated Securities, plus accrued interest, if any from May 6, 2002 to the date of delivery

PURCHASE PRICE BY UNDERWRITERS:

        98.974% of the principal amount of the Designated Securities, plus accrued interest if the date of delivery is after May 6, 2002

FORM OF DESIGNATED SECURITIES:

        Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

        Federal (same day) funds

TIME OF DELIVERY:

        10:00 a.m. (New York City time), May 6, 2002

INDENTURE:

        Indenture dated July 15, 1996 between the Company and The Bank of New York, as successor to Harris Trust and Savings Bank, as amended by that certain First Supplemental Indenture, dated as of August 1, 1996, the Second Supplemental Indenture dated as of December 30, 1996, the Third Supplemental Indenture, dated as of February 13, 2001, and the Fourth Supplemental Indenture to be dated as of May 6, 2002, in each case between the Company and The Bank of New York, as successor to Harris Trust and Savings Bank


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MATURITY:

        May 15, 2012

INTEREST RATE:

        7.625% per annum, accruing from May 6, 2002

INTEREST PAYMENT DATES:

        May 15 and November 15 beginning November 15, 2002

REDEMPTION PROVISIONS:

        The Designated Securities may be redeemed, in whole or in part at the option of the Company, at any time or from time to time. The redemption price for the Designated Securities to be redeemed on any redemption date will be equal to the greater of the following amounts:

        - 100% of the principal amounts of the Notes being redeemed on the redemption date; or

        - the sum of the present values of the remaining scheduled payments of principal and interest on the Designated Securities being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate plus 35 basis points, as determined by the Reference Treasury Dealer; plus, in either case, accrued and unpaid interest thereon to, but excluding, the to the redemption date

SINKING FUND PROVISIONS:

        None

DEFEASANCE PROVISIONS:

        Yes, as per Indenture

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

        New York, New York

ADDITIONAL CLOSING CONDITIONS:


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NAMES AND ADDRESSES OF REPRESENTATIVES:

        BANC OF AMERICA SECURITIES LLC
        BNY CAPITAL MARKETS, INC.
        As Representatives of the Underwriters
        named on Schedule I to the Pricing Agreement


        c/o Banc of America Securities LLC

        Bank of America Corporate Center
        100 North Tryon Street
        Charlotte, North Carolina 28255


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